EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2025 Second Quarter Results

STAMFORD, Conn., May 07, 2025 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2025 second quarter, the three month period ended March 31, 2025.

Three Months Ended March 31, 2025 Compared to the Three Months Ended March 31, 2024
For the fiscal 2025 second quarter, Star reported an 11.6 percent increase in total revenue to $743.0 million compared with $666.0 million in the prior-year period, largely reflecting higher volumes sold, which more than offset the impact from lower selling prices for petroleum products. The volume of home heating oil and propane sold during the fiscal 2025 second quarter rose by 26.8 million gallons, or 22.9 percent, to 143.9 million gallons, as the additional volume provided from colder weather, acquisitions and other factors more than offset the impact of net customer attrition. Temperatures in Star's geographic areas of operation for the three months ended March 31, 2025 were 12.9 percent colder than the three months ended March 31, 2024 but 4.5 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. Selling prices decreased largely due to a decline in wholesale product cost of $0.2887 per gallon, or 10.9 percent.

Star’s net income increased by $17.5 million in the quarter, to $85.9 million, as a $31.9 million increase in Adjusted EBITDA was partially offset by a $6.9 million greater income tax expense, a $5.7 million unfavorable change in the fair value of derivative instruments, $1.2 million of higher depreciation and amortization expenses and a $0.7 million increase in net interest expense.

The Company reported second quarter Adjusted EBITDA (a non-GAAP measure defined below) of $128.2 million, versus $96.3 million in fiscal 2024, due to higher home heating oil and propane per-gallon margins and an increase in volume sold due to colder weather and recent acquisitions. This more than offset the negative impact year-over-year – $9.6 million – from the Company’s weather hedge. The temperatures experienced during the second quarter of fiscal 2025 were colder than the strike prices and, therefore, the Company recorded an expense under those weather hedge contracts of $3.1 million. This compares to the prior-year period which, due to warmer weather, the Company recorded a credit of $6.5 million under its weather hedge contract.

“Our performance this quarter was positively impacted by recent acquisitions and weather that, while 4.5 percent warmer than normal, was almost 13 percent colder than in fiscal 2024. This led to a nearly 23 percent volume increase in home heating oil and propane versus the prior-year period,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “Since February 1, 2024 we’ve completed $126.5 million of acquisitions, some of which were acquired during our current heating season and, therefore, are not fully reflected in our results. In addition, we recently raised our annual dividend by 5 cents, to 74 cents per unit. As we near the end of the heating season, we continue to focus on operational execution and efficiency and expanding our HVAC business while remaining committed to the best in customer service. We are pleased with our results year-to-date and look forward to enhancing our services in the months to come.”

Six Months Ended March 31, 2025 Compared to the Six Months Ended March 31, 2024
For the six months ended March 31, 2025, Star reported a 3.1 percent increase in total revenue to $1.2 billion, reflecting higher volumes sold, offsetting a decline in selling prices in response to lower wholesale product costs. The volume of home heating oil and propane sold during the first six months of fiscal 2025 increased by 29.0 million gallons, or 14.7 percent, to 226.3 million gallons, reflecting colder temperatures, the additional volume provided from acquisitions and other factor, more than offsetting net customer attrition. Temperatures in Star’s geographic areas of operation fiscal year-to-date were 9.4 percent colder than during the prior-year period but 6.8 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income increased by $37.4 million for the first six months of fiscal 2025, to $118.8 million, primarily due to $34.7 million of higher Adjusted EBITDA and an $18.6 million favorable change in the fair value of derivative instruments that was partially offset by a $14.8 million higher income tax provision, a $0.7 million increase in depreciation and amortization expenses and a $0.4 million increase in net interest expense.

Year-to-date Adjusted EBITDA increased by $34.7 million, to $180.0 million, compared to the prior-year period due to an increase in home heating oil and propane per-gallon margins and volume, reflecting acquisitions and colder weather, more than offsetting a $10.6 million reduction in the Company’s weather hedge benefit. The temperatures experienced during the weather hedge period ending March 31, 2025 were colder than the strike prices and, therefore, the Company recorded an expense under those weather hedge contracts of $3.1 million. This compares to the prior-year period which, due to warmer weather, the Company recorded a credit of $7.5 million under its weather hedge contract.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, May 8, 2025. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, tariff regimes, including newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or additional U.S. tariffs, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our operational and financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including climate change, environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2024. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
(in thousands)	2025	2024
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$18,502	$117,335
Receivables, net of allowance of $7,149 and $6,434, respectively	216,542	94,981
Inventories	65,941	41,587
Prepaid expenses and other current assets	29,822	27,566
Total current assets	330,807	281,469
Property and equipment, net	127,970	104,534
Operating lease right-of-use assets	92,344	91,141
Goodwill	292,457	275,829
Intangibles, net	126,578	98,712
Restricted cash	250	250
Captive insurance collateral	76,496	74,851
Deferred charges and other assets, net	12,564	12,825
Total assets	$1,059,466	$939,611
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$45,277	$31,547
Revolving credit facility borrowings	22,348	5
Fair liability value of derivative instruments	1,629	13,971
Current maturities of long-term debt	21,000	21,000
Current portion of operating lease liabilities	21,117	19,832
Accrued expenses and other current liabilities	154,455	116,317
Unearned service contract revenue	75,732	66,424
Customer credit balances	44,537	104,700
Total current liabilities	386,095	373,796
Long-term debt	177,494	187,811
Long-term operating lease liabilities	75,700	75,916
Deferred tax liabilities, net	33,589	21,922
Other long-term liabilities	16,007	16,273
Partners’ capital
Common unitholders	387,603	282,058
General partner	(5,340)	(5,714)
Accumulated other comprehensive loss, net of taxes	(11,682)	(12,451)
Total partners’ capital	370,581	263,893
Total liabilities and partners’ capital	$1,059,466	$939,611

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2025	2024	2025	2024
Sales:
Product	$665,105	$595,298	$1,064,564	$1,043,848
Installations and services	77,940	70,734	166,544	150,280
Total sales	743,045	666,032	1,231,108	1,194,128
Cost and expenses:
Cost of product	406,950	389,394	655,649	692,732
Cost of installations and services	76,210	70,592	157,875	145,699
(Increase) decrease in the fair value of derivative instruments	(6,101)	(11,752)	(11,359)	7,278
Delivery and branch expenses	124,927	104,085	224,254	198,449
Depreciation and amortization expenses	8,912	7,748	16,815	16,134
General and administrative expenses	8,187	6,887	15,370	13,908
Finance charge income	(1,412)	(1,253)	(2,087)	(2,024)
Operating income	125,372	100,331	174,591	121,952
Interest expense, net	(4,464)	(3,838)	(7,475)	(7,056)
Amortization of debt issuance costs	(230)	(249)	(530)	(499)
Income before income taxes	$120,678	$96,244	$166,586	$114,397
Income tax expense	34,767	27,870	47,791	33,044
Net income	$85,911	$68,374	$118,795	$81,353
General Partner’s interest in net income	802	620	1,109	738
Limited Partners’ interest in net income	$85,109	$67,754	$117,686	$80,615

Per unit data (Basic and Diluted):
Net income available to limited partners	$2.46	$1.91	$3.40	$2.27
Dilutive impact of theoretical distribution of earnings	0.45	0.35	0.60	0.39
Basic and diluted income per Limited Partner Unit:	$2.01	$1.56	$2.80	$1.88

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	34,569	35,549	34,578	35,571

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$85,911	$68,374
Plus:
Income tax expense	34,767	27,870
Amortization of debt issuance costs	230	249
Interest expense, net	4,464	3,838
Depreciation and amortization	8,912	7,748
EBITDA	134,284	108,079
(Increase) / decrease in the fair value of derivative instruments	(6,101)	(11,752)
Adjusted EBITDA	128,183	96,327
Add / (subtract)
Income tax expense	(34,767)	(27,870)
Interest expense, net	(4,464)	(3,838)
Provision for losses on accounts receivable	2,987	3,023
Increase in accounts receivables	(43,246)	(14,119)
Decrease in inventories	4,520	21,332
Decrease in customer credit balances	(45,201)	(39,763)
Change in deferred taxes	8,737	(1,165)
Change in other operating assets and liabilities	31,856	21,202
Net cash provided by operating activities	$48,605	$55,129
Net cash used in investing activities	$(81,755)	$(23,342)
Net cash provided by (used in) financing activities	$2,860	$(39,649)

Home heating oil and propane gallons sold	143,900	117,100
Other petroleum products	28,900	30,200
Total all products	172,800	147,300

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Six Months Ended March 31,
(in thousands)	2025	2024
Net income	$118,795	$81,353
Plus:
Income tax expense	47,791	33,044
Amortization of debt issuance costs	530	499
Interest expense, net	7,475	7,056
Depreciation and amortization	16,815	16,134
EBITDA	191,406	138,086
(Increase) / decrease in the fair value of derivative instruments	(11,359)	7,278
Adjusted EBITDA	180,047	145,364
Add / (subtract)
Income tax expense	(47,791)	(33,044)
Interest expense, net	(7,475)	(7,056)
Provision for losses on accounts receivable	3,169	3,672
Increase in accounts receivables	(124,722)	(87,709)
Increase in inventories	(22,150)	(5,473)
Decrease in customer credit balances	(61,400)	(61,615)
Change in deferred taxes	11,404	(2,756)
Change in other operating assets and liabilities	52,959	43,438
Net cash used in operating activities	$(15,959)	$(5,179)
Net cash used in investing activities	$(86,407)	$(29,217)
Net cash provided by financing activities	$3,533	$1,268

Home heating oil and propane gallons sold	226,300	197,300
Other petroleum products	59,600	62,500
Total all products	285,900	259,800

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com